AMENDMENT TO

ADMINISTRATION AGREEMENT

THIS AMENDMENT is made as of November 11, 2015, by and between JPMorgan Funds Management, Inc., and the entities who are currently parties to the Administration Agreement in place for certain of the open-end investment companies in the J.P. Morgan Funds (the “Agreement”).

WHEREAS, the parties hereto wish to amend the Agreement to add JPMorgan Trust IV, as well as to update Schedule B.

NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the same meaning as are set forth in the Agreement.

2.	As of the date of the Amendment, Schedule A is replaced with the new Schedule A.

3.	As of the date of the Amendment, Schedule B is replaced with the attached new Schedule B.

4	This Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

5.	This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

JPMorgan Funds Management, Inc.

By:
Name:
Title:

J.P. Morgan Fleming Mutual Fund Group, Inc.

J.P. Morgan Mutual Fund Investment Trust

Undiscovered Managers Funds

JPMorgan Trust I

JPMorgan Trust II

JPMorgan Trust III

JPMorgan Trust IV

UM Investment Trust

JPMorgan Insurance Trust

By:
Name:
Title:

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SCHEDULE A

TO THE ADMINISTRATION AGREEMENT

(Effective as of November 11, 2015)

Name of Trust

Name ot Entity	State and Form of Organization

J.P. Morgan Fleming Mutual Fund Group, Inc	Maryland corporation

J.P. Morgan Mutual Fund Investment Trust	Massachusetts business trust

Undiscovered Managers Funds	Massachusetts business trust

JPMorgan Trust I	Delaware statutory trust

JPMorgan Trust II	Delaware statutory trust

UM Investment Trust	Massachusetts business trust

JPMorgan Insurance Trust	Massachusetts business trust

JPMorgan Trust III	Delaware statutory trust

JPMorgan Trust IV	Delaware statutory trust

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